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                                                                     EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

     Following is a list of the Registrant's subsidiaries and their subsidiaries showing the percentage of voting securities owned, or other bases of control, by the immediate parent of each.

                                                               Percentage of voting
                                                                securities owned by
                                                               its immediate parent
                                                               --------------------
Bestfoods
  (a) Subsidiaries included in the Company's
      consolidated financial statements
    United States
      Arnold Foods Company, Inc.                  -Delaware           100.00
      Best Foods - Caribbean, Inc.                -Delaware           100.00
      Bestfoods Europe (Group) Ltd.               -Delaware           100.00
      Entenmann's  Inc. (Owned by Bestfoods
      Baking Co. Inc., a holding company of
      Bestfoods)                                  -Delaware           100.00
      Henri's Food Products Co. Inc.              -Wisconsin          100.00

    Canada
      Bestfoods Holdings Inc.                                         100.00

    Europe (1)
      C.H. Knorr Nahrungsmittelfabrik Ges.mbH     -Austria            100.00
      Bestfoods Belgium N.V./S.A.                 -Belgium             99.90
      CPC Foods A.S.                              -Czech Republic      98.50
      CPC Foods A/S                               -Denmark            100.00
      CPC Foods OY                                -Finland            100.00
      CPC France S.A.                             -France              99.93
      CPC Maizena GmbH                            -Germany            100.00
      Knorr Bestfoods Hellas A.B.E.E.             -Greece             100.00
      CPC Benelux B.V.                            -Holland            100.00
      CPC Hungary RT                              -Hungary            100.00
      Knorr Bestfoods Ltd.                        -Ireland            100.00
      CPC Italia S.P.A.                           -Italy              100.00
      CPC Foods A/S                               -Norway             100.00
      CPC Amino Sp. zo.o                          -Poland              99.98
      Knorr Portuguesa-Produtos Alimentares S.A.  -Portugal           100.00
      Bestfoods Espana, S.A.                      -Spain              100.00
      CPC Foods AB                                -Sweden             100.00
      CPC Knorr Holdings AG                       -Switzerland        100.00
      Bestfoods (United Kingdom) Ltd.             -United Kingdom     100.00

    Africa and Middle East (1)(2)
      Israel Edible Products Ltd. "TAMI"          -Israel              50.00
      CPC Kenya Ltd.                              -Kenya               50.00
      CPC Maghreb, S.A.                           -Morocco             50.00
      Robertsons Foodservice (Pty) Ltd.           -South Africa        50.00



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
    Latin America
      Refinerias de Maiz S.A.I.C.                 -Argentina          100.00
      Refinacoes de Milho, Brasil Ltda.           -Brazil             100.00
      Industrias de Maiz y Alimentos S.A.         -Chile              100.00
      DISA S.A.                                   -Colombia           100.00
      Productos Agroindustriales del Caribe S.A.  -Costa Rica         100.00
      Productos de Maiz y Alimentos S.A.          -Guatemala          100.00
      Productos de Maiz, S.A. de C.V.             -Mexico             100.00
      Alimentos y Productos de Maiz, S.A.         -Peru                99.90
      Industrializadora de Maiz, S.A.             -Uruguay            100.00
      Aliven S.A.                                 -Venezuela          100.00

    Asia
      CPC (Guangzhou) Foods Ltd. (Owned by
        Bestfoods Asia Investments Ltd. a
        holding company of Bestfoods)             -China               80.00
      CPC/AJI (Hong Kong) Ltd.                    -Hong Kong           50.00  (2)
      P.T. Knorr Indonesia                        -Indonesia          100.00
      CPC/AJI (Malaysia)  Sdn. Berhad             -Malaysia            50.00  (2)
      CPC Rafhan Limited                          -Pakistan            51.00  (1)
      California Manufacturing Co., Inc.          -Philippines         50.00  (2)
      CPC/AJI (Singapore) Pte. Ltd.               -Singapore           50.00  (2)
      CPC/AJI (Taiwan) Ltd.                       -Taiwan              50.00  (2)
      CPC/AJI (Thailand) Ltd.                     -Thailand            50.00  (2)

The names of thirty-seven (37) domestic subsidiaries and one hundred thirty-three (133) international subsidiaries have been omitted since these unnamed subsidiaries considered in the aggregate as a single entity do not constitute a significant subsidiary.

(b)  Domestic subsidiary not consolidated:
     One (1) wholly owned subsidiary which has minor real estate holdings.

(c)  International subsidiaries not consolidated:
     Six (6) international subsidiaries of which all or a majority of the share capital is owned by the Registrant.

(d)  Domestic 50% owned companies:
     Two (2) joint ventures in which the Registrant owns 50% interest with 50% being owned by single other interests.

(e)  International 50% owned companies:
     One (1) joint venture in which the Registrant owns 50% interest with 50% being owned by single other interests.

--------------------

(1)  Owned by Bestfoods Europe (Group) Ltd., or its wholly owned subsidiaries.

(2) Owned fractionally more than 50% and fully consolidated for accounting purposes.

If the companies included in (b), (c), (d) and (e) were considered in the aggregate as a single entity, they would not constitute a significant subsidiary since: (1) the assets of the subsidiaries, or the investments in and advances to the subsidiaries by its parent and the parent's other subsidiaries, if any, did not exceed 10 percent of the assets of the parent and its subsidiaries on a consolidated basis, and (2) the sales and operating revenues of the parent and its subsidiaries on a consolidated basis, and the Company's equity in their income before income taxes and extraordinary items did not exceed 10% of the income of the parent and its subsidiaries on a consolidated basis.